         Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information gives effect to Premiere Technologies, Inc.'s ("Premiere" or the "Company") merger (the "Merger") with Xpedite Systems, Inc. ("Xpedite") as though such transaction occurred on January 1, 1997. The Company and Xpedite entered into a definitive merger agreement on November 13, 1997. Under the terms of the merger agreement, the Company exchanged its common shares for Xpedite's using an exchange ratio of
1.165 which valued Xpedite's shares at $34.00 per share and the Company's shares at $29.18 per share, its average trading price for the 20 trading days preceding the date on which Xpedite stockholders voted on the Merger.

Certain income statement amounts in the proforma financial information of Xpedite have been reclassified to conform with the unaudited pro forma combined financial information presentation and disclosure practices of Premiere.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions of Xpedite occurred at the beginning of the periods presented nor is it indicative of future financial position or results of operations. The unaudited pro forma combined financial information is based on the respective historical financial statements for Premiere and Xpedite and should be read in conjunction with the respective historical financial statements incorporated by reference herein.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         Pro Forma           Pro Forma
                                                                                        Adjustments          Premiere/
                                                               Historical   Historical    Xpedite             Xpedite
                                                                Premiere     Xpedite    Acquisition           Merger

Revenues                                                         $229,352    $166,153             -          $ 395,505
Costs of service                                                   63,974      63,576             -            127,550
                                                                 --------    --------      --------          ---------

Gross Profit                                                      165,378     102,577             -            267,955

Operating Expenses:
   Selling, general and administrative                            101,308      68,983             -            170,291
   Depreciation and amortization                                   17,074      11,289        73,172   (A)      101,535
   Restructuring, merger costs and other special charges           73,597      16,502             -             90,099
   Accrued settlement costs                                         1,500         150             -              1,650
                                                                 --------    --------      --------          ---------

       Total operating expenses                                   193,479      96,924        73,172            363,575
                                                                 --------    --------      --------          ---------

Operating loss                                                    (28,101)      5,653       (73,172)           (95,620)


Other income (expense):
   Interest, net                                                     (912)     (2,546)            -             (3,458)
   Other, net                                                         226         411             -                637
                                                                 --------    --------      --------          ---------

       Total other income (expense)                                  (686)     (2,135)            -             (2,821)
                                                                 --------    --------      --------          ---------

Loss before income taxes                                          (28,787)      3,518       (73,172)           (98,441)
Income tax provision (benefit)                                     (3,412)      1,407        (7,000)  (B)       (9,005)
                                                                 --------    --------      --------          ---------

Net loss before extraordinary item                                (25,375)      2,111       (66,172)           (89,436)


Extraordinary item                                                      -         577             -                577
                                                                 --------    --------      --------          ---------

Net loss                                                         $(25,375)   $  1,534      $(66,172)         $ (90,013)
                                                                 ========    ========      ========          =========

Basic net loss per share                                            (0.78)   $   0.17                        $   (2.07)
                                                                 ========    ========                        =========
Diluted net loss per share                                          (0.78)   $   0.17                        $   (2.07)
                                                                 ========    ========                        =========
Weighted average shares outstanding:
   Basic                                                           32,443       8,994         1,992             43,429
   Diluted                                                         32,443       8,994         1,992             43,429